EX-23.2
                              CONSENT OF COUNSEL

                               Brian F. Faulkner
                        A Professional Law Corporation
                        3900 Birch Street, Suite 113
                       Newport Beach, California 92660
                               (949) 975-0544


January 28, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to 5G Wireless Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of twenty-five million (25,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan, and the registration of five million (5,000,000) Shares, which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan.
I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                         Sincerely,


                                         /s/  Brian F. Faulkner
                                         Brian F. Faulkner